UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016 ANNUAL MEETING
HAS BEEN ADJOURNED TO JANUARY 30, 2017

PLEASE VOTE!  YOUR VOTE IS NEEDED!

January 23, 2017

Dear Stockholder:

The Company is seeking your approval on important proposals related to amendments to our Charter in order to facilitate a liquidation of all of the Company’s assets, winding down the Company, and making a final distribution to stockholders.  The details related to these proposals can be found in the proxy statement that was included in our initial mailing to you.  Your Board of Directors unanimously recommends a vote “FOR” all proposals.

The 2016 Annual Meeting was adjourned until 10:00 a.m., Central Time, on January 30, 2017 at the Company’s executive offices at 14675 Dallas Parkway, Suite 600, Dallas, Texas 75254 to provide additional time to solicit proxy votes for the proposals related to amendments to our Charter.  If the Company does not receive enough proxy votes to pass the Charter amendment proposals by January 30, 2017, the Company will ask stockholders to vote on all proposals for which the Company has received enough votes to approve the proposals and adjourn the Annual Meeting until a date no later than February 24, 2017 in order to continue soliciting votes for the Charter amendment proposals.

The response of our stockholders who have voted has been extraordinarily positive on these proposals. We now need your favorable vote in order to pass these important proposals.

It is easy for you to vote — you may use the following options:

1.              To vote online, log on to the website www.proxyvote.com and enter the control number reflected on your proxy card and follow the prompts.

2.              To vote by phone, call the toll free touchtone voting telephone number 1-800-690-6903 and enter the control number on your proxy card and follow the prompts.

3.              To vote by mail, sign and return the voting instruction form in the return envelope provided.

4.              For questions, please call 1-855-325-6675 and a proxy voting specialist will be happy to answer your questions and assist you in placing your vote over the phone. Representatives are available weekdays from 9:30 a.m. to 9:00 p.m. Eastern Time.

Please take a minute to vote as your vote matters.  Thank you for your help with this important vote.

Sincerely,

The Board of Directors